
                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                              TENDER OF SHARES OF
                                  COMMON STOCK
                                       OF

                              CN BIOSCIENCES, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
  CITY TIME, ON WEDNESDAY, DECEMBER 23, 1998, UNLESS THE OFFER IS EXTENDED.

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates
("Share Certificates") evidencing shares of Common Stock, par value $.01 per share (the "Shares"), of CN Biosciences, Inc., a Delaware corporation (the
"Company"), are not immediately available; (ii) if Share Certificates and all other required documents cannot be delivered to ChaseMellon Shareholder
Services, L.L.C., as depositary (the "Depositary"), on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase); or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 3 of the Offer to Purchase). See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:
                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

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
              By Mail:                              By Hand:                       By Overnight Delivery:

      ChaseMellon Shareholder               ChaseMellon Shareholder               ChaseMellon Shareholder
          Services, L.L.C.                      Services, L.L.C.                      Services, L.L.C.
        Post Office Box 3301                120 Broadway--13th Floor                 85 Challenger Road
     South Hackensack, NJ 07606                New York, NY 10271                Ridgefield Park, NJ 07660
  Attn: Reorganization Department       Attn: Reorganization Department     Mail Drop: Reorganization Department
      (registered or certified
         mail recommended)

                           By Facsimile Transmission:

                        (For Eligible Institutions Only)
                                 (201) 296-4293

                             Confirm by Telephone:

                                 (201) 296-4860

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to EM Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of EM Industries, Incorporated, a New York corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 25, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 3 of the Offer to Purchase.

Number of Shares:
                 ---------------------------------------------------------------

Certificate Nos. (if available):
                                 -----------------------------------------------

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Check box if Shares will be tendered by book-entry transfer: / /

The Depository Trust Company
Account No.:
             -------------------------------------------------------------------

Dated:
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Name(s) of Record Holder(s):
                             ---------------------------------------------------

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--------------------------------------------------------------------------------
                                  PLEASE PRINT

Address(es):
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--------------------------------------------------------------------------------
                                                                        ZIP CODE

Area Code and Tel. No.:

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Signature(s):
              ------------------------------------------------------------------

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                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

      The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program hereby guarantees to deliver to the Depositary either the Share Certificates tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase), of a transfer of such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, with any required signature guarantees, or an Agent's Message (as defined in Section 2 of the Offer to Purchase), and any other documents required by the Letter of Transmittal within three Nasdaq National Market trading days after the date of execution of this Notice of Guaranteed Delivery.



      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

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
Name of Firm:_____________________________   ___________________________________
                                                      AUTHORIZED SIGNATURE

Address:__________________________________   Name:______________________________
                                                       PLEASE PRINT

__________________________________________   Title:_____________________________
                                 ZIP CODE

Area Code & Telephone No.:________________   Date:______________________________

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

                                       2

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